Exhibit 99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Edward Goldthorpe, President and Chief Executive Officer (Principal Executive Officer), and Brandon Satoren, Chief Financial Officer (Principal Financial Officer), of the Opportunistic Credit Interval Fund (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
Opportunistic Credit Interval Fund	Opportunistic Credit Interval Fund

/s/ Edward Goldthorpe	/s/ Brandon Satoren
Edward Goldthorpe	Brandon Satoren
Date: June 7, 2024	Date: June 7, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.